Exhibit 5.1

November 5, 2026

Akanda Corp.

c/o Gowling WLG (Canada) LLP

100 King St. W, Suite 1600

Toronto, ON M5X 1G5, Canada

Dear Sirs/Mesdames:

Re:	Akanda Corp. - Registration Statement on Form F-1

We have acted as Canadian counsel to Akanda Corp. (the “Corporation”), a corporation existing under the laws of the Province of Ontario, in connection with the Registration Statement on Form F-1 (Registration No. 333-299253) of the Corporation, as amended, including by Amendment No. 2 thereto (collectively, the “Registration Statement”), being filed by the Corporation with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”). We understand that the Registration Statement relates to an underwritten public offering by the Corporation of 10,000 Series A Convertible Voting Preferred Shares in the capital of the Corporation, each with a stated value of US$1,000 (the “Series A Preferred Shares”), and the registration of up to 11,312,217 common shares in the capital of the Corporation (the “Common Shares”) issuable upon conversion of the Series A Preferred Shares (the “Conversion Shares” and, together with the Series A Preferred Shares, the “Registered Shares”), in each case as further described in the Registration Statement. The rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares are referred to herein as the “Share Terms”.

EXAMINATION OF DOCUMENTS

In giving the opinion expressed below, as Canadian counsel for the Corporation, we have examined a copy of the Registration Statement.

This opinion is being provided at the request of the Corporation.

For the purposes of the opinion expressed below, we have considered questions of law, made the investigations, and examined originals or copies, certified or otherwise identified to our satisfaction, of the certificates of public officials and other certificates, documents and records, that we considered necessary or relevant, including:

1.	the articles and by-laws of the Corporation, as amended to date (collectively, the “Constating Documents”), and the form of articles of amendment designating the Series A Preferred Shares and setting out the Share Terms (the “Series A Amendment”);

2.	resolutions of the board of directors of the Corporation (the “Board”) establishing the Series A Preferred Shares as a series of preferred shares and fixing the Share Terms, and authorizing and approving, among other things, the Registration Statement, the offering contemplated thereby, the issuance and sale of the Series A Preferred Shares and the issuance of the Conversion Shares upon conversion of the Series A Preferred Shares;

3.	the Share Terms;

4.	a certificate of status in respect of the Corporation issued under the Business Corporations Act (Ontario) dated the date of this opinion (the “Certificate of Status”); and

5.	as to certain matters of fact relevant to the opinions expressed below, a certificate of an officer of the Corporation dated the date of this opinion addressed to Gowling WLG (Canada) LLP.

We have not reviewed the minute books or, except as described above, any other corporate records of the Corporation.

ASSUMPTIONS AND RELIANCES

We have relied exclusively upon the certificates, documents and records we examined with respect to the accuracy of the factual matters contained in them and we have not performed any independent investigation or verification of those factual matters. We have assumed those factual matters were accurate on the date given and continue to be accurate as of the date of this opinion.

For the purposes of the opinion expressed below, we have assumed, without independent investigation or inquiry, that:

1.	with respect to all documents examined by us, the signatures are genuine, the individuals signing those documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the authentic original documents;

2.	the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided under those searches or inquiries are and remain accurate and complete;

3.	all factual information (but not any legal conclusions) contained in all documents reviewed by us is true and correct; and

4.	there is no foreign law that would affect the opinion expressed herein.

We also have assumed the due authorization, execution and delivery of all documents by all parties thereto other than the Corporation where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that at all relevant times:

1.	at the time of offer, issuance and sale of any Registered Shares, the Registration Statement will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect;

2.	the Series A Preferred Shares will be issued and sold in the manner stated in the Registration Statement and the Corporation will receive the consideration required to be paid therefor;

3.	the Conversion Shares will be issued only upon the conversion of Series A Preferred Shares in accordance with the Share Terms;

4.	all Registered Shares will be offered and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement;

5.	no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Registered Shares; and

6.	any future transactions relevant to the opinion in paragraph 4, including the payment of dividends on, and the conversion and redemption of, the Series A Preferred Shares, will be implemented as described in the Registration Statement and the Share Terms.

Where our opinion expressed herein refers to any of the Registered Shares having been issued as “fully paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been received by the Corporation for such Registered Shares. No opinion is expressed as to the commercial value or fairness of any consideration received.

In giving the opinion expressed in paragraph 1 below, we have relied solely on the Certificate of Status, which we have assumed continues to be accurate as of the date hereof.

LAWS ADDRESSED

We are solicitors qualified to express opinions only with respect to the laws of the Province of Ontario and the opinion expressed herein relates only to the laws of the Province of Ontario and the federal laws of Canada applicable therein as in effect on the date hereof.

OPINION

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and, in the case of paragraphs 2 and 3, provided that the Series A Amendment has become effective under the Business Corporations Act (Ontario) prior to the issuance of any Series A Preferred Shares, we are of the opinion that:

1.	The Corporation is an existing corporation under the Business Corporations Act (Ontario);

2.	Upon the issuance and sale of the Series A Preferred Shares in the manner described in the Registration Statement and receipt by the Corporation of the consideration required to be paid therefor, the Series A Preferred Shares will be validly issued as fully paid and non-assessable preferred shares of the Corporation;

3.	Upon the conversion of the Series A Preferred Shares in accordance with the Share Terms, the Conversion Shares issued upon such conversion will be validly issued as fully paid and non-assessable common shares of the Corporation; and

4.	The statements set forth in the Registration Statement under the subheading “Material Canadian Federal Income Tax Considerations” under the heading “Certain Tax Considerations”, insofar as they address material Canadian federal income tax consequences, constitute our opinion as to the tax consequences described therein, subject to the scope, assumptions, qualifications and limitations set out under that subheading.

QUALIFICATIONS AND LIMITATIONS

1.	We express no opinion as to the validity, binding effect or enforceability of any underwriting, purchase or other agreement relating to the offering contemplated by the Registration Statement. The opinions in paragraphs 2 and 3 do not address the enforceability of the provisions of the Share Terms concerning interest, buy-in payments or redemption premiums.

2.	Except for the opinion expressly set forth in paragraph 4 above with respect to Canadian federal income tax matters, we express no opinion as to compliance by the Corporation or any other person with any securities laws in connection with the offer, sale or distribution of the securities covered by the Registration Statement.

RELIANCE

This opinion is furnished in connection with the Registration Statement and the offering contemplated thereby and may be relied upon by purchasers of the Registered Shares in connection with that offering. It may not be used or relied upon for any other purpose without our prior written consent.

Our opinion is given as of the date of this opinion letter. Among other things, our opinion does not take into account any circumstance (including changes in law or facts or the conduct of any of the relevant parties) that may occur after that date. We assume no obligation to update or supplement the opinion set forth herein to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, including as the opinion as to Canadian tax matters referred to as Exhibit 8.1 thereto, and to the use of our name on the cover page, under the heading “Legal Matters”, and under the subheading “Material Canadian Federal Income Tax Considerations” under the heading “Certain Tax Considerations” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours truly,

“Gowling WLG (Canada) LLP”

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